UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Sonendo, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Sonendo, Inc.

Annual Meeting of Stockholders

Monday, June 10, 2024 1:30 PM, Pacific Time

Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/SONX for more details.

You must register to attend the virtual meeting online at www.proxydocs.com/SONX by 2:00pm PT, June 8, 2024.

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/SONX

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 31, 2024.

     SEE REVERSE FOR FULL AGENDA

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

“FOR” EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3

PROPOSAL

1.	To elect two Class III directors

1.01 Anthony P. Bihl III

1.02 Carolyn Beaver

2.	To ratify the appointment of Ernst & Young LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

3.

To adopt and approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our issued shares of common stock, at a specific ratio, ranging from 1:10 to 1:200, at the discretion of our board of directors at any time prior to our next year’s annual meeting of stockholders, with the exact ratio to be determined by our board of directors without further approval or authorization of our stockholders.

4.	To consider any other matters that may properly come before the Annual Meeting, including any adjournment or postponement thereof.